                                                                   EXHIBIT 10.49

                                LEASE ASSIGNMENT

      This Lease Assignment (the "Assignment") is made and entered into this 7th day of November, 2001, by and between Shonac Corporation, an Ohio corporation ("Assignor"), and DSW Shoe Warehouse, Inc., a Missouri corporation ("Assignee").

                                    RECITALS

      A. Assignor leased certain premises containing approximately 24,884 square feet at 9880 West Broad Street, Glen Allen, Virginia (the "Premises") from Jubilee - Richmond LLC, an Ohio limited liability company ("Landlord"), under a Lease dated May 11, 2000 (the "Lease").

      B. Assignor is the owner of the tenant's interest in the Lease.

      C. Assignor wishes to assign to Assignee, and Assignee desires to obtain from Assignor, all of Assignor's rights and obligations under the Lease with respect to the Premises, as provided herein.

                                   AGREEMENTS

      In consideration of the premises and other good and valuable consideration, Assignor and Assignee agree as follows:

      1.1 Assignment and Term. Assignor hereby assigns and transfers to Assignee all of Assignor's rights and obligations under the Lease, and Assignee hereby accepts such assignment and assumes such rights and obligations, for the term of the Lease and all renewals and extensions thereof exercisable by Assignee.

      1.2 The effective date of this Assignment shall be November 15, 2001.

      1.3 The rights and obligations of the parties hereunder are contingent upon Landlord consenting to this Assignment, as required by Section 13 of the Lease.

      IN WITNESS WHEREOF as of the day and year above written.

Signed and acknowledged
in the presence of:                             ASSIGNOR:
                                                SHONAC CORPORATION,
                                                an Ohio corporation

/s/ Melinda Holmes                              BY: /s/ Jeffrey P. Meena
-------------------------------                     ---------------------------
Print Name: Melinda Holmes

/s/ Tracy L. Snow
-------------------------------                 ITS: Vice President/Controller
Print Name: Tracy L. Snow

                                                ASSIGNEE:
                                                DSW SHOE WAREHOUSE, INC.
                                                a Missouri corporation

/s/ Melinda Holmes                              BY: [ILLEGIBLE]
-------------------------------                     ---------------------------
Print Name: Melinda Holmes

/s/ Tracy L. Snow                               ITS: President
-------------------------------
Print Name: Tracy L. Snow

STATE OF OHIO      :

                   : ss.

COUNTY OF FRANKLIN :

      The foregoing instrument was acknowledged before me this 7th day of November, 2001, by Jeffrey P. Meena, Vice President/Controller of Shonac Corporation, an Ohio corporation, for and on behalf of said corporation.

                                                /s/ Melinda Holmes
                                                -------------------------------
                                                Notary Public Melinda Holmes

                                                My Commission Expires 9-17-06

STATE OF OHIO      :

                   :ss.

COUNTY OF FRANKLIN :

      The foregoing instrument was acknowledged before me this 7th day of November, 2001, by John C. Rossler, President of DSW Shoe Warehouse, Inc., a Missouri corporation, for and on behalf of said corporation.

                                                /s/ Melinda Holmes
                                                --------------------------------
                                                Notary Public Melinda Holmes

                                                My Commission Expires on 9-17-06

                               CONSENT OF LANDLORD

      The undersigned, Jubilee - Richmond LLC, an Ohio limited liability company ("Landlord") hereby consents to the foregoing Assignment by Shonac Corporation to DSW Shoe Warehouse, Inc. for the demised premises containing approximately 24,884 square feet located at 9880 West Broad Street, Glen Allen, Virginia, on the condition that the Assignor, Shonac Corporation, shall nevertheless remain fully and primarily liable under said Lease.

Signed and acknowledged
in the presence of:                        LANDLORD:
                                           JUBILEE - RICHMOND LLC,
                                           an Ohio limited liability company

                                           By: JUBILEE LIMITED PARTNERSHIP,
                                               an Ohio limited partnership,
                                               Its Managing Member

                                               By: SCHOTTENSTEIN PROFESSIONAL
                                                   ASSET MANAGEMENT
                                                   CORPORATION,
                                                   a Delaware corporation,
                                                   Its General Partner

/s/ [ILLEGIBLE]                                    BY: /s/ Edward K. Arndt
----------------------                                 ----------------------
Print Name:[ILLEGIBLE]

/s/ [ILLEGIBLE]                                    ITS: VP-Real Estate
----------------------
Print Name:[ILLEGIBLE]

STATE OF OHIO      :

                   :ss.

COUNTY OF FRANKLIN :

      The foregoing instrument was acknowledged before me this 15th day of November, 2001, by Edward K. Arndt ,VP of Real Estate of Schottenstein Professional Asset Management Corporation, a Delaware corporation, General Partner of Jubilee Limited Partnership, an Ohio limited partnership, Managing Member of Jubilee - Richmond LLC, an Ohio limited liability company, for and on behalf of said limited liability company.

                          REBECCA A. BURICH             /s/ Rebecca A. Burich
                     NOTARY PUBLIC STATE OF OHIO        ----------------------
[NOTARIAL SEAL] MY COMMISSION EXPIRES APRIL 13, 2002  Notary Public

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      This Agreement is made, this 14th day of September, 2001 , between SHONAC CORPORATION, an Ohio corporation having its principal offices located at 4150 East Fifth Avenue, Columbus, Ohio 43219 ("Assignor") and DSW SHOE WAREHOUSE, INC., a Missouri corporation having its principal offices located at 4150 East Fifth Avenue, Columbus, Ohio 43219 ("Assignee").

                                    RECITALS

      WHEREAS, Assignor is the Tenant under a certain lease dated May 11, 2000, by and between Assignor and Jubilee - Richmond LLC, an Ohio limited liability company ("Landlord"), relative to approximately 24,884 square feet of real property known as 9880 West Broad Street, Glen Allen, Virginia (the "Lease"); and

      WHEREAS, Assignee is a wholly owned subsidiary of Assignor.

                                    AGREEMENT

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1 . Assignor hereby sells, assigns, and conveys to Assignee all of Assignor's rights, title, and interest under the Lease.

2. Assignee hereby accepts this assignment and agrees to perform all obligations for which the Tenant is responsible under the Lease.

3. Assignor warrants that the Lease is in full force and effect, that neither Assignor nor Landlord is in breach thereof or in default thereunder, that the Lease has not been modified or amended, except as stated above, and that the Lease is valid and enforceable. Assignor further warrants that it has not previously assigned the Lease or sublet the Premises, that its interest in the Lease is unencumbered, and that Assignor has full power and authority to assign its interest under the Lease.

4. Assignor hereby agrees to indemnify and hold Assignee harmless from all liability, loss, damage, and expense incurred by Assignee as a result of any defaults by Assignor as Tenant under the Lease which may have occurred or may occur at any time prior to the effective date of this Agreement, and from all liability, loss, damage, and expense that Assignee may suffer by reason of any challenge to the validity or enforceability of the Lease or to any of the terms thereof.

5. Assignee hereby agrees to indemnify and hold Assignor harmless from all liability, loss, damage, and expense incurred by Assignor as a result of any defaults by Assignee as Tenant under the lease which may occur at any time after the effective date of this agreement.

6. In no event will this Assignment and Assumption Agreement operate to release Assignor from its primary obligations and liabilities under the Lease.

Executed as of the day and year first above written.

Signed and acknowledged in the     ASSIGNOR:
presence of:
                                   SHONAC CORPORATION

/s/ Christy L. Cuschleg            BY: /s/ Jeffrey P. Meena
-----------------------                ----------------------
                                   NAME: Jeffrey P. Meena
/s/ Melinda Holmes                 TITLE: Vice President-Controller/Asst. Secy.
----------------------

                                   ASSIGNEE:

                                   DSW SHOE WAREHOUSE, INC.

/s/ Christy L. Cuschleg             BY: /s/ John C. Rossler
-----------------------                 ----------------------
                                   NAME: John C. Rossler
/s/ Melinda Holmes                 TITLE: President
----------------------

STATE OF OHIO      )
                   ) SS:
COUNTY OF FRANKLIN )

      The foregoing instrument was acknowledged before me this 14th day of September, 2001, by Jeffrey P. Meena, Vice President-Controller/Asst. Secy., of SHONAC CORPORATION, an Ohio corporation, on behalf of the corporation.

                                            /s/ Christy L. Cuschleg
                                           ------------------------
                                                Notary Public

STATE OF OHIO      )                        Christy L. Cuschleg
                   ) SS:
COUNTY OF FRANKLIN )                        My Commission Expires 8-2-04

      The foregoing instrument was acknowledged before me this 14th day of September, 2001, by John C. Rossler, President, of DSW SHOE WAREHOUSE, INC., a Missouri corporation, on behalf of the corporation.

                                            /s/ Christy L. Cuschleg
                                            -------------------------
                                                Notary Public

                                               Christy L. Cuschleg

                                           My commission expires 8.2.04

                                      LEASE

LANDLORD:          JUBILEE-RICHMOND, LLC
                   1798 FREBIS AVENUE
                   COLUMBUS, OHIO 43206-3764

TENANT:            SHONAC CORPORATION DBA
                   DSW SHOE WAREHOUSE
                   1675 WATKINS ROAD
                   COLUMBUS, OHIO 43207

PREMISES:          9880 WEST BROAD STREET
                   GLEN ALLEN, VA 23060

                                TABLE OF CONTENTS

SECTION 1 ...........................................................   PREMISES

SECTION 2 ..............................................................    TERM

SECTION 3 .................................................... COMMENCEMENT DATE

SECTION 4 ...................................................    RENEWAL OPTIONS

SECTION 5 .......................................................   MINIMUM RENT

SECTION 6 ....................................................   PERCENTAGE RENT

SECTION 7 ...................................................   SECURITY DEPOSIT

SECTION 8 ...................................................   RIGHT TO REMODEL

SECTION 9 .........................................................    UTILITIES

SECTION 10 ............................................................    GLASS

SECTION 11 .................................................   PERSONAL PROPERTY

SECTION 12 ...............................................     RIGHT TO MORTGAGE

SECTION 13 ...........................................    SUBLEASE OR ASSIGNMENT

SECTION 14 ......................................................   COMMON AREAS

SECTION 15 .........................................   OPERATION OF COMMON AREAS

SECTION 16 ...........................   COMMON AREA MAINTENANCE, TENANT'S SHARE

SECTION 17 ....................................................   EMINENT DOMAIN

SECTION 18 ....................................................   TENANT'S TAXES

SECTION 19 ....................................................    RISK OF GOODS

SECTION 20 .................................................   USE AND OCCUPANCY

SECTION 21 .........................................................   NUISANCES

SECTION 22 ..........................................   WASTE AND REFUSE REMOVAL

SECTION 23 .................................................   FIRE AND CASUALTY

SECTION 24 ..................................................   LANDLORD REPAIRS

SECTION 25 ..................................................   TENANT'S REPAIRS

SECTION 26 .........................   COVENANT OF TITLE AND PEACEFUL POSSESSION

SECTION 27 ......................   TENANT'S AND LANDLORD'S INSURANCE; INDEMNITY

SECTION 28 .................................................   REAL ESTATE TAXES

SECTION 29 ...................................   TENANT'S INSURANCE CONTRIBUTION

SECTION 30 ....... ..................................................   FIXTURES

SECTION 31 ..........................................................  SURRENDER

SECTION 32 ......................................................   HOLDING OVER

SECTION 33 ............................................................   NOTICE

SECTION 34 ...........................................................   DEFAULT

SECTION 35 .............................................   WAIVER OF SUBROGATION

SECTION 36 ................................   LIABILITY OF LANDLORD; EXCULPATION

SECTION 37 .................................................   RIGHTS CUMULATIVE

SECTION 38 .............................................   MITIGATION OF DAMAGES

SECTION 39 .............................................................   SIGNS

SECTION 40 .................................................    ENTIRE AGREEMENT

SECTION 41 ...................................................   LANDLORD'S LIEN

SECTION 42 ...........................................   BINDING UPON SUCCESSORS

SECTION 43 ..............................................   HAZARDOUS SUBSTANCES

SECTION 44 ..............................................   TRANSFER OF INTEREST

SECTION 45 ................................................   ACCESS TO PREMISES

SECTION 46 .........................................................    HEADINGS

SECTION 47 ........................................................   NON-WAIVER

SECTION 48 .................................................    SHORT FORM LEASE

SECTION 49 ..............................................   ESTOPPEL CERTIFICATE

                                      LEASE

      THIS AGREEMENT OF LEASE, made this________day of May, 2000, by and between Jubilee- Richmond LLC, an Ohio limited liability company (hereinafter referred to as "Landlord"), with offices at 1798 Frebis Avenue, Columbus, Ohio 43206-3764 and Shonac Corporation dba DSW Shoe Warehouse with offices at 1675 Watkins Road, Columbus, Ohio 43207 (hereinafter referred to as "Tenant").

                                  WITNESSETH:

SECTION 1. PREMISES

      (a) Landlord, in consideration of the rents to be paid and covenants and agreements to be performed by Tenant, does hereby lease unto Tenant the premises (hereinafter referred to as the "premises" or "demised premises") in the Shopping Center (hereinafter referred to as the "Shopping Center"), at 9880 West Broad Street in the City of Glen Allen, and State of Virginia. The location, size, and area of the demised premises and of the Shopping Center shall be substantially as shown on Exhibit "A" attached hereto and made a part hereof. A legal description of the Shopping Center is shown on Exhibit "A-1" attached hereto and made a part hereof. Landlord shall not change the configuration of the Shopping Center so as to materially adversely affect access to, visibility of or parking for the premises without the prior written consent of Tenant.

      (b) The demised premises shall have a ground floor area of approximately 24,884 square feet with approximate dimensions of 145.5' x 160.5', as shown on Exhibit "A-2" attached hereto and made a part hereof.

SECTION 2. TERM

      The term of this Lease shall be for a period of fifteen (15) years, beginning on the commencement date (as hereinafter defined), except that if the commencement date shall be a day other than the first day of a month, then the period of time between the commencement date and the first day of the month next following shall be added to the term of the Lease.

SECTION 3. COMMENCEMENT DATE

      (a) As herein used, the phrase "commencement date" shall mean the earlier of: (i) the day Tenant opens for business in the demised premises, or (ii) ninety (90) days after Landlord has delivered to Tenant possession of the demised premises as same are to be substantially completed by Landlord and ready for occupancy, as in (b) below. The anticipated delivery date is within six (6) months of a fully executed Lease. Tenant shall not be required to accept delivery between 11-01-00 and 01-31-01. Should Tenant not receive possession by 01-31-01, Tenant at its option may: (i) get one (1) days free rental for each day of delivery beyond 01-31-01; or (ii) terminate this Lease. Notwithstanding the above, Landlord shall give Tenant at least sixty (60) days advance written notice of its anticipated delivery date, so that Tenant might plan accordingly.

      (b) Possession of the demised premises shall not be deemed to have been given to Tenant unless the demised premises are ready for the installation of Tenant's fixtures and finishing work by Tenant, and are free of any violation of laws, ordinances, regulations and building restrictions relating to the possession or use of or construction upon the demised premises. Landlord's work (if any) is listed on Exhibit "B", attached hereto and made a part hereof.

      (c) Prior to the date on which possession is delivered to Tenant as aforesaid, Tenant shall have the right to enter the demised premises at its own risk rent-free for the purpose of preparing for its occupancy, installing fixtures and equipment, and receiving merchandise and other property, provided that it does not unreasonably interfere with Landlord's construction activities. All work other than that to be performed by Landlord is to be done by Tenant within ninety (90) days after the date possession of the demised premises has been delivered to Tenant, at Tenant's expense in accordance with the provisions of this Lease and as set forth in the schedule entitled Description of Tenant's Work and attached hereto as Exhibit "C" and made a part hereof.

      (d) From the date upon which the demised premises are delivered to Tenant for its work until the commencement date of the lease term, Tenant shall observe and perform all of its obligations under this Lease (except its obligation to operate and to pay minimum rent, percentage rent, its pro rata share of maintenance costs, provided for in Section 16 hereof, its pro rata share of real estate taxes provided for in Section 28 hereof and its prorata share of insurance provided for in Section 29 hereof). In the event Anchor B is open for business and Tenant fails to open for business within ninety (90) days after the date possession of the demised premises has been delivered to Tenant, Landlord, in addition to any and all other available remedies, may require Tenant to pay to Landlord, in addition to all other rent and charges herein, as liquidated damages and not as a penalty, an amount equal to one-one hundred eightieth (1/180) of the annual minimum rent for each day such failure to open continues.

SECTION 4. RENEWAL OPTIONS

      (a) Provided Tenant has fully complied with all of the terms, provisions, and conditions on its part to be performed under this Lease and is not in default under this Lease, Tenant may, by giving written notice to the Landlord at least six (6) months on or before the expiration of the original term of this Lease, extend such term for a period of five (5) year(s) upon the same covenants and agreements as are herein set forth, except that the minimum rent during the first renewal term shall be increased to Forty One Thousand Four Hundred Seventy Three and 33/100 Dollars ($41,473.33) each month.

      (b) Provided Tenant has fully complied with all of the terms, provisions and conditions on its part to be performed under this Lease, is not in default under this Lease and has exercised its first option to renew hereunder, Tenant may, by giving written notice to the Landlord at least six (6) months on or before the expiration of the first extended term of this Lease, extend such term for an additional period of five (5)) year(s) upon the same covenants and agreements as the first extended term except that the minimum rent (as increased pursuant to subparagraph (a) above) during this second renewal term shall be further increased to Forty Three Thousand Five Hundred Forty Seven and no/100 Dollars ($43,547.00) each month.

      (c) Provided Tenant has fully complied with all of the terms, provisions and conditions on its part to be performed under this Lease, is not in default under this Lease and has exercised its second option to renew hereunder, Tenant may, by giving written notice to the Landlord at least six (6) months on or before the expiration of the second extended term of this Lease, extend such term for an additional period of five (5) year(s) upon the same covenants and agreements as the second extended term except that the minimum rent (as increased pursuant to subparagraph (b) above) during this third renewal term shall be further increased to Forty Five Thousand Six Hundred Twenty and 67/100 Dollars ($45,620.67) each month.

SECTION 5. MINIMUM RENT

      (a) Tenant agrees to pay to Landlord, as minimum rent for the demised premises, equal consecutive monthly installments of: (i) Thirty Five Thousand Two Hundred Fifty Two and 33/100 Dollars ($35,252.33), commencing on the commencement date, and continuing on the first day of each calendar month during years one (1) through five (5) of the initial term of this Lease; (ii) monthly installments of Thirty Seven Thousand Three Hundred Twenty Six and no/100 Dollars ($37,326.00) each calendar month during years six (6) through ten (10) of the initial term of this Lease; and (iii) monthly installments of Thirty Nine Thousand Three Hundred Ninety Nine and 67/100 Dollars ($39,399.67) each calendar month during years eleven (11) through fifteen (15) of the initial term of this Lease. All such rental shall be payable to Landlord in advance, without prior written notice or demand and without any right of deduction, abatement, counterclaim or offset whatsoever (unless specifically permitted in this Lease). As used in this Lease, the term "minimum rent" means the minimum rent set forth in this subparagraph (a).

      (b) If the Lease term shall commence on a day other than the first day of a calendar month or shall end on a day other than the last day of a calendar month, the minimum rental for such first or last fractional month shall be such proportion of the monthly minimum rental as the number of days in such fractional month bears to the total number of days in such calendar month.

      (c) Until further notice to Tenant, all rental payable under this Lease shall be payable to Landlord and mailed to Landlord at 1798 Frebis Avenue, Columbus, Ohio 43206-3764.

      (d) In the event any sums required hereunder to be paid are not received on or before the fifth (5th) calendar day after the same are due, then, for each and every late payment, Tenant shall immediately pay, as additional rent, a service charge equal to Fifty Dollars ($50.00). Tenant shall pay an additional late charge in the same amount for each additional seven (7) day period after the same are due until such payment has been received by Landlord. The foregoing late charge is in addition to all default remedies of Landlord pursuant to
Section 34 below.

SECTION 6. PERCENTAGE RENT

      (a) Tenant shall pay to Landlord as additional rent, a percentage rental of two percent (2%) annually of the "gross receipts" that exceed: (i) $10,575,700 Yrs. 1-5; (ii) $11,197,800 Yrs. 6-10; (iii) $11,819,900 Yrs. 11-15;
(iv) $12,441,999 1st Option; (v) $13,064,100 2nd Option; and (vi) $13,686,201
3rd Option.

      (b) For purposes hereof, a lease year shall consist of a consecutive twelve (12) calendar month period commencing on the commencement of the term of this Lease; provided, however, that if this Lease commences on a day other than the first day of a calendar month, then the first lease year shall consist of such fractional month plus the next succeeding twelve (12) full calendar months, and the last lease year shall consist of the period commencing from the end of the preceding lease year and ending with the end of the term of the Lease, whether by expiration of term or otherwise. In the event percentage rental shall commence to accrue on a day other than the first day of a lease year, the percentage rental for such lease year shall be adjusted on a pro rata basis, based upon the actual number of days in such lease year.

      (c) Each lease year shall constitute a separate accounting period, and the computation of percentage rental due for any one period shall be based on the gross receipts for such lease year.

      (d) The term "gross receipts" as used in this Lease is hereby defined to mean the gross dollar aggregate of all sales or rental or manufacture or production of merchandise and all services, income and other receipts whatsoever of all business conducted in, at or from any part of the demised premises, whether for cash, credit, check, charge account, gift or merchandise certificate purchased or for other disposition of value regardless of collection. Should any departments, divisions or parts of Lessee's business be conducted by any subleases, concessionaires, licensees, assignees or others, then there shall be included in Lessee's "gross sales," all "gross sales" of such department, division or part, whether the receipts be obtained at the demised premises or elsewhere in the same manner as if such business had been conducted by Lessee. Gross Receipts shall exclude the following: (i) any amount representing sales, use, excise or similar taxes; (ii) the amount of refunds, exchanges or returns by customers or allowances to customers.

      (c) The percentage rental, if any, shall be paid within ninety (90) days after the end of each lease year, accompanied by a statement in writing signed by Tenant setting forth its gross receipts from the sale of all items for such lease year. Tenant shall keep at its principal executive offices, where now or hereafter located, true and accurate accounts of all receipts from the demised premises. Landlord, its agents and accountants, shall have access to such records at any and all times during regular business hours for the purpose of examining or auditing the same. Tenant shall also furnish to Landlord any and all supporting data in its possession relating to gross sales and any deductions therefrom as Landlord may reasonably require. Landlord agrees to keep any information obtained therefrom confidential, except as may be required for Landlord's tax returns, or in the event of litigation or arbitration where such matters are material.

      (f) Tenant shall at all times maintain accurate records which shall be available for Landlord's inspection at any reasonable time.

      (g) If Landlord, for any reason, questions or disputes any statement of percentage rental prepared by Tenant, then Landlord, at its own expense, may employ such accountants as Landlord may select to audit and determine the amount of gross sales for the period or periods covered by such statements. If the report of the accountants employed by Landlord shall show any additional percentage rents payable by Tenant, then Tenant shall pay to Landlord such additional percentage rents plus interest at one (1) point over the prime rate, commencing on the date such percentage rentals should have been paid, within thirty (30) days after such report has been forwarded to Tenant, unless Tenant shall, within said thirty (30) day period, notify Landlord that Tenant questions or disputes the correctness of such report. In the event that Tenant questions or disputes the correctness of such report, the accountants employed by Tenant and the accountants employed by Landlord shall endeavor to reconcile the question(s) or dispute(s) within thirty (30) days after the notice from Tenant questioning or disputing the report of Landlord's accountants. In the event that it is finally determined by the parties that Tenant has understated percentage rent for any Lease year by three percent (3%) or more, Tenant shall pay the reasonable cost of the audit. Furthermore, if Tenant's gross sales cannot be verified due to the insufficiency or inadequacy of Tenant's records, then Tenant shall pay the cost of the audit. The cost of any audit resulting from failure to report percentage rent after written notification of default shall be at the sole cost of Tenant.

SECTION 7. SECURITY DEPOSIT - DELETED

SECTION 8. RIGHT TO REMODEL

      Tenant may, at Tenant's expense, make non-structural repairs and alterations to the interior of the demised premises in accordance with all laws and in the exercise of good business judgement. Tenant may not make any structural or exterior changes to the premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any structural alteration may not diminish the market value of the demised premises. All plans for such remodeling shall be submitted to Landlord for endorsement of its approval prior to commencement of work. Upon Landlord's request, Tenant shall be obligated, if it remodels and/or alters the demised premises, to restore the demised premises upon vacating the same. Tenant will indemnify and save harmless the Landlord from and against all mechanics liens or claims by reason of repairs, alterations or improvements which may be made by Tenant to the demised premises. Inasmuch as any such alterations, additions or other work in or to the demised premises may constitute or create a hazard, inconvenience or annoyance to the public and other tenants in the Shopping Center, Tenant shall, if so directed in writing by Landlord, erect barricades, temporarily close the demised premises, or affected portion thereof, to the public or take whatever measures are necessary to protect the building containing the demised premises, the public and the other tenants of the Shopping Center for the duration of such alterations, additions or other work. If Landlord determines, in its sole judgment, that Tenant has failed to take any of such necessary protective measures, Landlord may do so and Tenant shall reimburse Landlord for the cost thereof within ten (10) days after Landlord bills Tenant therefor.

      All such work shall be performed lien free by Tenant. In the event a mechanic's lien is filed against the premises or the Shopping Center, Tenant shall discharge or bond off same within ten (10) days from the filing thereof. If Tenant fails to discharge said lien, Landlord may bond off or pay same without inquiring into the validity or merits of such lien, and all sums so advanced shall be paid on demand by Tenant as additional rent.

SECTION 9. UTILITIES

      The Tenant agrees to be responsible and pay for all public utility services rendered or furnished to the demised premises during the term hereof, including, but not limited to, heat, water, gas, electric, steam, telephone service and sewer services, together with all taxes, levies or other charges on such utility services when the same become due and payable. Landlord will use its best efforts to separately meter utilities. Landlord shall provide, or cause to be provided, all such utility services to the premises. Tenant shall be responsible for all utility services and costs inside the premises. Should any utility service not be separately metered, then Tenant shall be responsible for its prorata share thereof as determined from time to time and billed by Landlord. Landlord shall not be liable for the quality or quantity of or interference involving such utilities unless due directly to Landlord's negligence.

      During the term hereof or any renewal or extension period, whether the demised premises are occupied or unoccupied, Tenant agrees to maintain heat sufficient to heat the demised premises so as to avert any damage to the demised premises on account of cold weather.

      Sprinkler systems, if any, located in Tenant's area shall be maintained in accordance with National Fire Protection Association standards to ensure proper operation. Sprinkler control valves (interior and exterior) located in Tenant's area shall be monitored by supervisory alarm service. In the event fifty percent (50%) or more of the total number of sprinkler heads require replacement at any one time as part of ordinary maintenance, such cost shall be fifty percent (50%) borne by Landlord and fifty percent (50%) borne by Tenant. Tenant shall replace all sprinkler heads due to painting or environmental exposure from Tenant's operations. All other cost of maintaining the sprinkler system in Tenant's area shall be paid by the Tenant.

SECTION 10. GLASS

      The Tenant shall maintain the glass part of the demised premises, promptly replacing any breakage and fully saving the Landlord harmless from any loss, cost or damage resulting from such breakage or the replacement thereof.

SECTION 11. PERSONAL PROPERTY

      The Tenant further agrees that all personal property of every kind or description that may at any time be in or on the demised premises shall be at the Tenant's sole risk, or at the risk of those claiming under the Tenant, and that the Landlord shall not be liable for any damage to said property or loss suffered by the business or occupation of the Tenant caused in any manner whatsoever.

SECTION 12. RIGHT TO MORTGAGE

      (a) Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any deed of trust, mortgage or mortgages now or hereafter placed upon Landlord's interest in the demised premises; provided, however, that no default by Landlord, under any deed of trust, mortgage or mortgages, shall affect Tenant's rights under this Lease, so long as Tenant performs the obligations imposed upon it hereunder and is not in default hereunder, and Tenant attorns to the holder of such deed of trust or mortgage, its assignee or the purchaser at any foreclosure sale. Any such subordination shall be contingent upon Tenant receiving a commercially reasonable non-disturbance agreement. Tenant shall execute any instrument presented to Tenant for the purpose of effecting such subordination. If Tenant, within ten
(10) days after submission of such instrument, fails to execute same, Landlord is hereby authorized to execute same as attorney-in- fact for Tenant. It is a condition, however, to the subordination and lien provisions herein provided, that Landlord shall procure from any such mortgagee an agreement in writing, which shall be delivered to Tenant or contained in the aforesaid subordination agreement, providing in substance that so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease and is not in default under the terms hereof, its tenancy will not be disturbed nor this Lease affected by any default under such mortgage.

      (b) Wherever notice is required to be given to Landlord pursuant to the terms of this Lease, Tenant will likewise give such notice to any mortgagee of Landlord's interest in the demised premises upon notice of such mortgagee's name and address from Landlord. Furthermore, such mortgagee shall have the same rights to cure any default on the part of Landlord that Landlord would have had.

SECTION 13. SUBLEASE OR ASSIGNMENT

      The Tenant further covenants and agrees not to enter into license, purchase or concession agreements or to assign or sublet the demised premises or any part of same, or in any other manner transfer, mortgage or pledge the Lease, its leasehold or the demised premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. In the event of any such subletting or assignment or other such transfer upon obtaining Landlord's consent, Tenant shall nevertheless remain fully and primarily liable hereunder.

SECTION 14. COMMON AREAS

      Common areas means all areas and facilities in the Shopping Center provided and so designated by Landlord and made available by Landlord in the exercise of good business judgement for the common use and benefit of tenants of the Shopping Center and their customers, employees and invitees. Common areas shall include (to the extent the same are constructed), but not be limited to, the parking areas, sidewalks, landscaped areas, corridors, stairways, boundary walls and fences, incinerators, truckways, service roads, and service areas not reserved for the exclusive use of Tenant or other tenants.

SECTION 15. OPERATION OF COMMON AREAS

      (a) Landlord shall, throughout the term hereof, operate and maintain the common areas including the parking areas for the use and benefit of the tenants of the Shopping Center and their customers and invitees. Landlord shall at all times have exclusive control of the common areas and may at any time and from time to time: (i) promulgate, modify and amend reasonable rules and regulations for the use of the common areas, which rules and regulations shall be binding upon the Tenant upon delivery of a copy thereof to the Tenant; (ii) temporarily close any part of the common areas, including but not limited to closing the streets, sidewalks, road or other facilities to the extent necessary to prevent a dedication thereof or the accrual of rights of any person or of the public therein; (iii) exclude and restrain anyone from the use or occupancy of the common areas or any part thereof except bona fide customers and suppliers of the tenants of the Shopping Center who use said areas in accordance with the rules and regulations established by Landlord; (iv) engage others to operate and maintain all or any part of the common areas, on such terms and conditions as Landlord shall, in its sole judgment, deem reasonable and proper; and (v) make such changes in the common areas as in its opinion are in the best interest of the Shopping Center, including but not limited to changing the location of walkways, service areas, driveways, entrances, existing automobile parking spaces and other facilities, changing the direction and flow of traffic and establishing prohibited areas.

      (b) Tenant shall keep all common areas free of obstructions created or permitted by Tenant. Tenant shall permit the use of the common areas only for normal parking and ingress and egress by its customers and suppliers to and from the demised premises. If in Landlord's opinion unauthorized persons are using any of the common areas by reason of Tenant's occupancy of the demised premises. Landlord shall have the right at any time to remove any such unauthorized persons from said areas or to restrain unauthorized persons from said areas. Landlord, Tenant, and others constructing improvements or making repairs or alterations in the Shopping Center shall have the right to make reasonable use of portions of the common areas.

SECTION 16. COMMON AREA MAINTENANCE, TENANT'S SHARE

      (a) Tenant shall initially pay to Landlord as additional rental, simultaneously with payment of minimum rental called for under Section 5, fifty cents ($0.50) per square foot, payable in equal monthly installments of One Thousand Thirty Six and 83/100 Dollars ($1,036.83), as its estimated monthly prorata share of the "maintenance cost" for the operation and maintenance of the common areas.

      (b) The Maintenance Costs for the common areas shall be computed on an accrual basis, under generally accepted accounting principles, and shall include all costs of operating, maintaining, repairing and replacing the common areas, including by way of example but not limitation: (i) cost of labor (including workmen's compensation insurance, employee benefits and payroll taxes); (ii) materials, and supplies used or consumed in the maintenance or operation of the common area; (iii) the cost of operating and repairing of the lighting; (iv) cleaning, painting, removing of rubbish or debris, snow and ice, private security services, and inspecting the common areas; (v) the cost of repairing and/or replacing paving, curbs, walkways, markings, directional or other signs; landscaping, and drainage and lighting facilities; (vi) rental paid for maintenance of machinery and equipment; (vii) cost of insurance for public liability and property insurance for property in the common areas which are not part of the building; and (viii) a reasonable allowance to Landlord for Landlord's supervision, which allowance shall not in an accounting year exceed fifteen percent (15%) of the total of all Maintenance Costs for such accounting year. Maintenance Costs shall not include depreciation or any costs properly chargeable to a capital account under generally accepted accounting principles.

      (c) Landlord shall maintain accurate and detailed records of all Maintenance Costs for the common areas in accordance with generally accepted accounting principles. Tenant's proportionate share of the Maintenance Costs of the common areas shall be a fraction, the numerator of which shall be the floor area of the premises and the denominator of which shall be the gross leasable area (in square feet) of all leasable space in the Shopping Center.

      (d) Tenant's proportionate share of all Maintenance Costs shall be computed by Landlord within ninety (90) days after the end of each accounting year (which Landlord may change from time to time). At this time Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Maintenance Costs incurred during such accounting year and Tenant's proportionate share thereof (prorated for any partial Lease year, with appropriate adjustments to reflect any change in the floor area of the premises or the gross leasable area of a building occurring during such accounting year). To the extent Tenant's share of such costs differs from the sum paid by Tenant in respect to such year, the difference shall be billed to and paid by Tenant within thirty (30) days after Tenant's receipt of said bill. Tenant's estimated monthly maintenance cost thereafter may be adjusted by written notice from Landlord.

      (e) If Tenant, for any reason in the exercise of good business judgment, questions or disputes any statement of maintenance costs prepared by Landlord, then Tenant, at its own expense, may employ such accountants as Tenant may select to review Landlord's books and records solely with respect to maintenance costs during the prior two Lease years and to determine the amount of maintenance costs for the period or periods covered by such statements. If the report of the accountants employed by Tenant shall show any overcharge paid by Tenant, then Tenant shall receive a credit from Landlord for such difference. Any underpayment shall be paid by Tenant. In the event that Tenant questions or disputes the correctness of such report, the accountants employed by Tenant and the accountants employed by Landlord shall endeavor to reconcile the question(s) or dispute(s) within thirty (30) days after the notice from Tenant questioning or disputing the report of Landlord's accountants. In the event that it is finally determined by the parties that Landlord has overstated maintenance costs for any Lease year by three percent (3%) or more, Landlord shall pay the reasonable cost of the audit. Furthermore, if Landlord's maintenance costs cannot be verified due to the insufficiency or inadequacy of Landlord's records, then Landlord shall pay the cost of the audit.

SECTION 17. EMINENT DOMAIN

      (a) In the event the entire premises or any part thereof shall be taken or condemned either permanently or temporarily for any public or quasi-public use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain, the entire compensation or award therefore, including leasehold, reversion and fee, shall belong to the Landlord and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to such award.

      (b) In the event that only a portion of the demised premises, not exceeding twenty percent (20%) of same, shall be so taken or condemned, and the portion of the demised premises not taken can be repaired within ninety (90) days from the date of which possession is taken for the public use so as to be commercially fit for the operation of Tenant's business, the Landlord at its own expense shall so repair the portion of the demised premises not taken and there shall be an equitable abatement of rent for the remainder of the term and/or extended terms. If the portion of the demised premises not taken cannot be repaired within ninety (90) days from the date of which possession is taken so as to be commercially fit for the operation of Tenant's business, then this Lease shall terminate and become null and void from the time possession of the portion taken is required for public use, and from that date on the parties hereto shall be released from all further obligations hereunder except as herein stated. No other taking, appropriation or condemnation shall cause this Lease to be terminated. Any such appropriation or condemnation proceedings shall not operate as or be deemed an eviction of Tenant or a breach of Landlord's covenant of quiet enjoyment.

      (c) In the event that more than 20% of the demised premises shall at any time be taken by public or quasi-public use or condemned under eminent domain, then at the option of the Landlord or Tenant

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

upon the giving of thirty (30) days written notice (after such taking or condemnation), this Lease shall terminate and expire as of the date of such taking and any prepaid rental shall be prorated as of the effective date of such termination.

SECTION 18. TENANT'S TAXES

      Tenant further covenants and agrees to pay promptly when due all taxes assessed against Tenant's fixtures, furnishings, equipment and stock-in trade placed in or on the demised premises during the term of this Lease.

SECTION 19. RISK OF GOODS

      All personal property, goods, machinery, and merchandise in said demised premises shall be at Tenant's risk if damaged by water, fire, explosion, wind or accident of any kind, and Landlord shall have no responsibility therefor or liability for any of the foregoing and Tenant hereby releases Landlord from such liability.

SECTION 20. USE AND OCCUPANCY

      The demised premises during the term of this Lease shall be occupied for the operating and conducting therein of a retail shoe store or any other lawful retail purpose not violating previously granted exclusives elsewhere within the Shopping Center. Previously granted exclusives are catalogue showroom and electronics. Tenant shall at all times conduct its operations on the demised premises in a lawful manner and shall, at Tenant's expense, comply with all laws, rules, orders, ordinances, directions, regulations, and requirements of all governmental authorities, now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the business of Tenant and the use, occupancy or alteration of the demised premises. Tenant shall comply with all requirements of the Americans with Disabilities Act, and shall be solely responsible for all alterations within the demised premises in connection therewith. Tenant covenants and agrees that the demised premises shall not be abandoned and that only minor portions of the demised premises shall be used for office or storage space in connection with Tenant's business conducted in the demised premises. Without being in default of this Lease, Tenant shall have the right to cease operating (go dark) at any time and for whatever reason after the first (1st) Lease Year. Notwithstanding the foregoing, Tenant's right to vacate (go dark), shall not release or excuse the Tenant from any obligations or liabilities, including the payment of Rent and other charges, under this Lease without the express written consent of Landlord. In the event Tenant fails to operate for one hundred twenty (120) or more consecutive days, Landlord shall have the right, effective upon thirty (30) days prior written notice to Tenant, to terminate the Lease as Landlord's sole remedy, provided that if Tenant recommences operating fully stocked in substantially all of the premises within such thirty (30) days, Landlord's termination shall be null and void. In the event Tenant shall cease operating after the first lease year, Landlord's sole remedy on account thereof shall be limited to the right to elect to recapture the premises and terminate the Lease and to recover from Tenant the unamortized portion of the costs incurred by Landlord in performing Landlord's Work. Upon payment thereof by Tenant, there shall be no further liability of the parties hereunder. Such termination shall be effective upon written notice to Tenant any time prior to Tenant reopening for business in the premises. Provided, however, in the event Landlord has not so elected to recapture, Tenant shall have right to notify Landlord of Tenant's intention to reopen for business in the premises within sixty (60) days, followed by Tenant's actually reopening for business fully stocked in substantially all of the premises within such sixty (60) day period, which notice and actual reopening shall toll Landlord's right to recapture.

SECTION 21. NUISANCES

      Tenant shall not perform any acts or carry on any practice which may injure the demised premises or be a nuisance or menace to other tenants in the Shopping Center.

SECTION 22. WASTE AND REFUSE REMOVAL

      Tenant covenants that it will use, maintain and occupy said demised premises in a careful, safe, lawful and proper manner and will not commit waste therein. Landlord or its agent shall have access at all reasonable times to the demised premises for purposes of inspecting and examining the condition and maintenance of the demised premises. Tenant agrees to remove all refuse from the demised premises in a timely, clean and sanitary manner. Tenant shall provide a refuse collection container at the rear of the demised premises to accommodate Tenant's refuse and Tenant shall routinely clean up around trash containers. Tenant shall contract with a licensed/insured refuse collection contractor to timely remove refuse therefrom and the location of the container shall be approved by Landlord.

SECTION 23. FIRE AND CASUALTY

      (a) Landlord shall at all times during the term of this Lease carry fire, casualty, and extended coverage insurance on the building, including the structural components (foundations, floors, walls, windows, structural supports, roof, HVAC, electrical systems, and plumbing) thereof. Landlord shall be under no obligation to maintain insurance on any improvements installed by or for the benefit of Tenant's use of the premises. Landlord may elect to self-insure its obligations hereunder and/or use whatever deductibles as Landlord deems appropriate, in its sole discretion.

      (b) If the demised premises shall be damaged, destroyed, or rendered untenantable, in whole or in part, by or as the result or consequence of fire or other casualty during the term hereof, Landlord shall repair and restore the same to a good tenantable condition with reasonable dispatch. During such period of repair, the rent herein provided for in this Lease shall abate (i) entirely in case all of the demised premises are untenantable; and (ii) proportionately if only a portion of the demised premises is untenantable and Tenant is able to economically conduct its business from the undamaged portion of the demised premises. The abatement shall be based upon a fraction, the numerator of which shall be the square footage of the damaged and unusable area of the demised premises and the denominator shall be the total square footage of the demised premises. Said abatement shall cease at such time as the demised premises shall be restored to a tenantable condition.

      (c) In the event the demised premises, because of such damage or destruction, are not repaired and restored to a tenantable condition with reasonable dispatch within one hundred fifty (150) days from the date of receipt of insurance proceeds for such damage or destruction, Tenant or Landlord may, at their option, terminate this Lease within sixty (60) days following such one hundred fifty (150) day period but prior to the repair and restoration of same by giving prior written notice to the other party and thereupon Landlord and Tenant shall be released from all future liability and obligations under this Lease.

      (d) If one-third (1/3) or more of the ground floor area of the demised premises are damaged or destroyed during the last two (2) years of the original or any extended term of this Lease, Landlord shall have the right to terminate this Lease by written notice to Tenant within sixty (60) days following such damage or destruction, unless Tenant shall, within thirty (30) days following receipt of such notice, offer to extend the term of this Lease for an additional period of five (5) years from the date such damage or destruction is repaired and restored. If Tenant makes said offer to extend, Landlord and Tenant shall determine the terms and conditions of said extension within thirty (30) days thereafter or Tenant's offer shall not be deemed to prevent Landlord from canceling this Lease. If such terms and conditions have been mutually agreed to by the parties, then Landlord shall accept Tenant's offer and shall repair and restore the demised premises with reasonable dispatch thereafter.

SECTION 24. LANDLORD REPAIRS

      (a) Landlord shall keep in good order, condition, and repair the following:, (i) structural portions of the demised premises; (ii) downspouts;
(iii) gutters; (iv) the roof of the Building of which the demised premises forms a part; and (v) the plumbing and sewage system serving the demised premises but located outside of the demised premises, except (as to all items) for damage caused by any negligent act or omission of Tenant or its customers, employees, agents, invitees, licensees or contractors, which shall be repaired or replaced as necessary, at the sole cost and expense of Tenant. "Structural portions" shall mean only the following: (i) foundations; (ii) exterior walls except for interior faces); (iii) concrete slabs; (iv) the beams and columns bearing the main load of the roof; and (v) the floors (but not floor coverings).

      (b) Notwithstanding the provisions of Paragraph (a) above, Landlord shall not be obligated to repair the following: (i) the exterior or interior of any doors, windows, plate glass, or showcases surrounding the demised premises or the store front; (ii) heating, ventilating or air-conditioning equipment in the demised premises; and (iii) damage to Tenant's improvements or personal property caused by any casualty, burglary, break-in, vandalism, war or act of God. Landlord shall, in any event, have ten (10) days after notice from Tenant stating the need for repairs to complete same, or commence and proceed with due diligence to complete same. Tenant expressly hereby waives the provisions of any law permitting repairs by a tenant at Landlord's expense.

      (c) The provisions of this Section 24 shall not apply in the case of damage or destruction by fire or other casualty or a taking under the power of eminent domain in which events the obligations of Landlord shall be controlled by Section 23 and Section 17 respectively.

SECTION 25. TENANT'S REPAIRS

      (a) Tenant shall keep and maintain, at Tenant's expense, all and every other part of the demised premises in good order, condition and repair, including, by way of example but not limitation: (i) all leasehold improvements;
(ii) all heating, ventilating, and air conditioning; (iii) interior plumbing and sewage facilities; (iv) all interior lighting; (v) electric signs; (vi) all interior walls; (vii) floor coverings; (viii) ceilings; (ix) appliances and equipment; (x) all doors, exterior entrances, windows and window moldings; (xi) plate glass; (xii) signs and showcases surrounding and within the demised premises; (xiii) the store front; (xiv) sprinkler systems including supervisory alarm service in accordance with current local and state fire protection standards. In the event local or state codes do not require alarm systems, Tenant shall provide alarm service on all sprinkler systems to detect water flow and tampering with exterior and interior main control valves of the sprinkler system servicing Tenant's premises. Moreover, it shall be Tenant's responsibility to contact the Commercial Property Manager at 1798 Frebis Avenue, Columbus, Ohio 43206-3764, (614) 445-8461, in the event the sprinkler system in the demised premises is ever shut off for any reason, and advise same of any damage occasioned or caused by the actions of Tenant, its agents, invitees, or employees, and/or as a result of Tenant's repair obligations hereunder.

      (b) If Landlord deems any repair which Tenant is required to make hereunder to be necessary, Landlord may demand that Tenant make such repair immediately. If Tenant refuses or neglects to make such repair and to complete the same with reasonable dispatch, Landlord may make such repair and Tenant shall, on demand, immediately pay to Landlord the cost of said repair, together with interest at ten percent (10%) per annum. Landlord shall not be liable to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason of such work or its results.

      (c) Neither Tenant nor any of its contractors are permitted access to or permitted to perform alterations of any kind to the roof of the building.

      (d) Tenant shall pay promptly when due the entire cost of work in the demised premises undertaken by Tenant so that the demised premises and the Shopping Center shall at all times be free of liens for labor and materials arising from such work; to procure all necessary permits before undertaking such work; to do all of such work in a good and workmanlike manner, employing materials of good quality; to perform such work only with contractors previously reasonably approved of in writing by Landlord; to comply with all governmental requirements; and to save the Landlord and its agents, officers, employees, contractors and invitees harmless and indemnified from all liability, injury, loss, cost, damage and/or expense (including reasonable attorneys' fees and expenses) in respect of any injury to, or death of, any person, and/or damage to, or loss or destruction of, any property occasioned by or growing out of such work.

SECTION 26. COVENANT OF TITLE AND PEACEFUL POSSESSION

      Subject to the provisions of Paragraph 12 hereof, Landlord shall, on or before the date on which Tenant is permitted to install its merchandise and fixtures in the demised premises, have good and marketable title to the demised premises in fee simple and the right to make this Lease for the term aforesaid. At such time, Landlord shall put Tenant into complete and exclusive possession of the demised premises, and if Tenant shall pay the rental and perform all the covenants and provisions of this Lease to be performed by the Tenant, Tenant shall, during the term hereby demised, freely, peaceably, and quietly enjoy and occupy the full possession of the demised premises and the common facilities of the Shopping Center, subject, however, to the terms and conditions of this Lease.

SECTION 27. TENANT'S AND LANDLORD'S INSURANCE; INDEMNITY

      (a) Casualty Insurance. Tenant shall carry such insurance against loss of its property in, on or about the demised premises by fire and such other risks as are covered by all risk and extended coverage property insurance or other hazards as Tenant deems necessary. Landlord shall not be liable for any damage to Tenant's property in, on or about the demised premises caused by fire or other insurable hazards regardless of the nature or cause of such fire or other casualty, and regardless of whether any negligence of Landlord or Landlord's employees or agents contributed thereto. Tenant expressly releases Landlord of and from all liability for any such damage. Tenant agrees that its insurance policy or policies shall include a waiver of subrogation recognizing this release from liability.

      (b) Public Liability Insurance. Tenant agrees to procure and maintain during the demised term a policy or policies of liability insurance, with product and/or completed operations liability and blanket contractual coverage, written by a responsible insurance company or companies (which may be written to include the demised premises in conjunction with other premises owned or operated by Tenant) insuring Tenant against any and all losses, claims, demands or actions for injury to or death of any one or more persons and for damage to property in any one occurrence in the demised premises to the limit of not less than $1,000,000.00 and $2,000,000.00 general aggregate policy limit arising from Tenant's conduct and operation of its business in the demised premises, $500,000.00 limit for fire and legal liability, and $1,000,000.00 limit for products and/or completed operations. Tenant shall furnish to Landlord certificates evidencing the continuous existence of such insurance coverage, which must also name Landlord as an additional insured. All insurance companies must be licensed to do business in the state where the premises are located. Certificates of insurance will be provided at the time this Lease is executed and twenty (20) days prior to expiration of the policy. Certificates of insurance are to specify notification to Landlord of cancellation or termination of policy not less than ten (10) days prior to cancellation or termination.

      (c) Additional Insurance. Tenant agrees to provide a comprehensive boiler and machinery policy on a repair or replacement cost basis with an admitted, reputable insurance carrier covering property damage, business interruption and extra expense as a result of a loss from boiler(s), pressure vessel(s), HVAC equipment, or miscellaneous electrical apparatus within or servicing the demised premises. The deductible for property damage shall not exceed Five Thousand Dollars ($5,000.00) per occurrence. Business interruption deductible may not exceed twenty-four (24) hours. The limits for loss shall be no less than the replacement cost of the structure plus betterments and improvements thereon, furniture, fixtures, equipment and inventory together with property of others in the care, custody and control of Tenant. Business interruption limits shall be for the actual loss sustained.

      (d) Miscellaneous Insurance. Tenant agrees to provide and keep in force at all times worker's compensation insurance complying with the law of the state in which the premises are located. Tenant agrees to defend, indemnify and hold harmless Landlord from all actions or claims of Tenant's employees or employee's family members. Tenant agrees to provide a certificate as evidence of proof of worker's compensation coverage.

      With respect to any alterations or improvements by Tenant, Tenant shall maintain contingent liability and builder's risk coverage naming Landlord as an additional named insured. If Tenant hires contractors to do any improvements on the premises, each contractor must provide proof of worker's compensation coverage on its employees and agents to Landlord.

      (e) During the term of this Lease, Landlord shall, at its cost and expense, provide and maintain or cause to be provided and maintained with respect to the premises, insurance on the common areas, the Tenant's store building and all other improvements in the Shopping Center in which the premises are situated. The Landlord covenants and agrees that said insurance shall include protection against all the hazards covered by fire and extended coverage form of insurance policy and shall be in amounts which, in the event of damage or destruction, will yield funds adequate to restore the said improvements to at least the condition existing immediately prior to any such damage or destruction. Neither Tenant nor any of its affiliates or subtenants shall be liable for any loss or damage, regardless of cause, resulting from fire, flood, act of God or other casualty. Landlord shall also obtain general comprehensive liability insurance for coverage and limits at least equal to that set forth in
Section 27(b) for all portions of the Shopping Center (other than the premises or those areas insured by other tenants), including the common areas, naming Tenant as additional insured for any and all claims for damages to persons or property or loss of life or property occurring upon, in or about the common areas and the remainder of the Shopping Center. Landlord may use commercially reasonable deductibles Landlord customarily carries in the conduct of its business; however, Landlord shall be responsible for all liabilities not covered by deductibles or self-insured retention levels.

      (f) Indemnity. Tenant shall indemnify Landlord, Landlord's agents, employees, officers or directors, against all damages, claims and liabilities arising from any alleged products liability or from any accident or injury whatsoever caused to any person, firm or corporation during the demised term in the demised premises, unless such claim arises from a breach or default in the performance by Landlord of any covenant or agreement on its part to be performed under this Lease or the negligence of Landlord.

The indemnification herein provided shall include all reasonable costs, counsel fees, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon.

      (g) Landlord shall indemnify Tenant, Tenant's officers, directors, employees and agents against all damages, claims and liabilities arising from any accident or injury whatsoever caused to any person, firm or corporation during the demised term in the common areas of the Shopping Center, unless such claim arises from a breach or default in the performance by Tenant of any covenant or agreement on Tenant's part to perform under this Lease or the negligence of Tenant. The indemnification herein provided shall include all reasonable costs, counsel fees, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon.

SECTION 28. REAL ESTATE TAXES

      Tenant shall pay Tenant's Proportionate Share (as hereinafter defined) of any real estate taxes imposed upon the Shopping Center for each lease year included within the period commencing with the Commencement Date and ending with the expiration of the term of this Lease. For each lease year, "Tenant's Proportionate Share" of the real estate taxes upon the Shopping Center (including the Common Areas) shall be the product of such taxes multiplied by a fraction, the numerator of which shall be the ground floor area (expressed in square feet) of the Demised Premises and the denominator of which shall be the gross leasable floor area (expressed in square feet) of the Shopping Center.

      For the purpose of this Lease, the term "real estate taxes" shall include any special and general assessments, water and sewer rents and other governmental impositions imposed upon or against the Shopping Center of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen and each and every installment thereof, which shall or may during the lease term be levied, assessed or imposed upon or against such Shopping Center and of all expenses, including reasonable attorneys' fees, administrative hearing and court costs incurred in contesting or negotiating the amount, assessment or rate of any such real estate taxes, minus any refund received by Landlord.

      Notwithstanding any provision of this Lease to the contrary, Tenant shall not be obligated to pay for any assessment for special improvements heretofore installed or in the process of installation in connection with the initial development of the Shopping Center, and Landlord hereby agrees to pay for the same.

      The real estate taxes for any lease year shall be the real estate taxes for the tax year terminating during said lease year. If any lease year shall be greater than or less than twelve (12) months, or if the real estate tax year shall be changed, an appropriate adjustment shall be made. If there shall be more than one taxing authority, the real estate taxes for any period shall be the sum of the real estate taxes for said period attributable to each taxing authority. If, upon the assessment day for real estate taxes for any tax year fully or partly included within the term of this Lease, a portion of such assessment shall be attributable to buildings in the process of construction, a fair and reasonable adjustment shall be made to carry out the intent of this section.

      Landlord shall submit to Tenant true copies of the real estate tax bill for each tax year or portion of a tax year included within the term of this Lease and shall bill Tenant for the amount to be paid by Tenant hereunder. Said bill shall be accompanied by a computation of the amount payable by Tenant and such amount shall be paid by Tenant within thirty (30) days after receipt of said bill.

      Should the State of Virginia or any political subdivision thereof or any governmental authority having jurisdiction thereof, impose a tax and/or assessment (other than an income or franchise tax) upon or against the rentals payable hereunder, in lieu of or in addition to assessments levied or assessed against the demised premises, or Shopping Center, then such tax and/or assessment shall be deemed to constitute a tax on real estate for the purpose of this section.

SECTION 29. TENANT'S INSURANCE CONTRIBUTION

      Tenant shall pay as additional rent, Tenant's Proportionate Share (as defined in Section 28 above) of the premiums for the insurance maintained by Landlord on all buildings and improvements, as well as liability insurance, for the Shopping Center, including the common areas, for each lease year during the term of this Lease. The premiums for the first and last lease years shall be prorated. Tenant shall pay Tenant's Proportionate Share of such premiums annually upon demand for such payment by Landlord. Tenant's Proportionate Share thereof shall be paid by Tenant within thirty (30) days after Landlord's demand therefor.

SECTION 30. FIXTURES

      Provided that Tenant shall repair any damage caused by removal of its property and provided that the Tenant is not in default under this Lease, Tenant shall have the right to remove from the demised premises all of its signs, shelving, electrical, and other fixtures and equipment, window reflectors and backgrounds and any and all other trade fixtures which it has installed in and upon the demised premises.

SECTION 31. SURRENDER

      The Tenant covenants and agrees to deliver up and surrender to the Landlord the physical possession of the demised premises upon the expiration of this Lease or its termination as herein provided in as good condition and repair as the same shall be at the commencement of the original term, loss by fire and/or ordinary wear and tear excepted, and to deliver all of the keys to Landlord or Landlord's agents.

SECTION 32. HOLDING OVER

      There shall be no privilege of renewal hereunder (except as specifically set forth in this Lease) and any holding over after the expiration by the Tenant shall be from day to day on the same terms and conditions (with the exception of rental which shall be prorated on a daily basis at twice the daily rental rate of the most recent expired term) at Landlord's option; and no acceptance of rent by or act or statement whatsoever on the part of the Landlord or his duly authorized agent in the absence of a written contract signed by Landlord shall be construed as an extension of the term or as a consent for any further occupancy.

SECTION 33. NOTICE

      Whenever under this Lease provisions are made for notice of any kind to Landlord, it shall be deemed sufficient notice and sufficient service thereof if such notice to Landlord is in writing, addressed to Landlord at 1798 Frebis Avenue, Columbus, Ohio 43206-3764, or at such address as Landlord may notify Tenant in writing, and deposited in the United States mailed by registered or certified mail, return receipt requested, with postage prepaid or Federal Express, Express Mail or such other expedited mail service as normally results in overnight delivery, with a copy of same sent in like manner to Vice President, Real Estate, 1800 Moler Road, Columbus, Ohio 43207. Notice to Tenant shall be sent in like manner to 1675 Watkins Road, Columbus, Ohio 43207. All notices may be effective upon receipt or refusal of receipt. Either party may change the place for service of notice by notice to the other party.

SECTION 34. DEFAULT

      (a) Elements of Default: The occurrence of any one or more of the following events shall constitute a default of this Lease by Tenant:

      1. Tenant fails to pay any monthly installment of minimum rent and/or additional rent within ten (10) days after the same shall be due and payable and, for the first two (2) times in any twelve (12) month period, within five
(5) days after receipt of written notice thereof;

      2. Tenant fails to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of twenty (20) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be cured within twenty
(20) days and if Tenant commences such performance or cure within said twenty
(20) day period and thereafter diligently undertakes to complete the same, then such failure shall not be a default hereunder if it is cured within a reasonable time following Landlord's notice, but in no event later than forty-five (45) days after Landlord's notice.

      3. If Tenant refuses to take possession of the demised premises at the delivery of possession date.

      4. A trustee or receiver is appointed to take possession of substantially all of Tenant's assets in, on or about the demised premises or of Tenant's interest in this Lease (and Tenant or any guarantor of Tenant's obligations under this Lease does not regain possession within sixty (60) days after such appointment); Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant's assets in, on or about the demised premises or Tenant's interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within sixty (60) days thereafter).

      5. A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant or any guarantor of Tenant's obligations under this Lease pursuant to any Federal or state statute, and, with respect to any such petition filed against it, Tenant or such guarantor fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same.

      (b) Landlord's Remedies: Upon the occurrence of any event of default, Landlord shall have the following rights and remedies, any one or more of which may be exercised without further notice to or demand upon Tenant:

      1. Landlord may re-enter the demised premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord for any cost and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

      2. Landlord may terminate this Lease or Tenant's right to possession under this Lease as of the date of such default, in which event: (a) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the demised premises, and Tenant shall immediately thereafter surrender the demised premises to Landlord; (b) Landlord may re-enter the demised premises and dispose Tenant or any other occupants of the Premises by force, summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent; and (c) notwithstanding a termination of this Lease, Landlord may re-let all or any part of the demised premises for a term different from that which would otherwise have constituted the balance of the term of this Lease and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall immediately be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the demised premises, for the period which would otherwise have constituted the balance of the term of this Lease, together with all of Landlord's costs and expenses for preparing the demised premises for re-letting, including all repairs, tenant finish improvements, broker's and attorney's fees, and all loss or damage which Landlord may sustain by reason of such termination, re-entry and re-letting, it being expressly understood and agreed that the liabilities and remedies specified herein shall survive the termination of this Lease. Notwithstanding a termination of this Lease by Landlord, Tenant shall remain liable for payment of all rentals and other charges and costs imposed on Tenant herein, in the amounts, at the times and upon the conditions as herein provided. Landlord shall credit against such liability of the Tenant all amounts received by Landlord from such re-letting after first reimbursing itself for all reasonable costs incurred in curing Tenant's defaults and re-entering, preparing and refinishing the demised premises for re-letting, and re-letting the demised premises.

      3. Upon termination of this Lease pursuant to Section 34(b)2, Landlord may recover possession of the demised premises under and by virtue of the provisions of the laws of the State of Virginia, or by such other proceedings, including reentry and possession, as may be applicable.

      4. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at Landlord's option in a single proceeding deferred until the expiration of the term of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term) or in a single proceeding prior to either the time of reletting or the expiration of the term of this Lease.

      5. In the event of a breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings, and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the demised premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or other use.

      (c) Additional Remedies and Waivers: The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now or hereinafter provided by law and all such rights and remedies shall be cumulative. No action or inaction by Landlord shall constitute a waiver of a Default and no waiver of Default shall be effective unless it is in writing, signed by the Landlord.

      (d) Default by Landlord. Any failure by Landlord to observe or perform any provision, covenant or condition of this Lease to be observed or performed by Landlord, if such failure continues for thirty (30) days after written notice thereof from Tenant to Landlord, shall constitute a default by Landlord under this Lease, provided, however, that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Landlord shall not be deemed to be in default if it shall commence such cure within such thirty (30) day period and thereafter rectify and cure such default with due diligence.

      (e) Tenant's Remedies. In the event of default by the Landlord, Tenant shall have the option to cure said default. Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant in curing such default within thirty
(30) days after invoice thereof by Tenant, together with reasonable evidence supporting such invoiced amount. Tenant shall also have any and all rights available under the laws of the state in which the leased premises are situated.

SECTION 35. WAIVER OF SUBROGATION

      Landlord and Tenant, and all parties claiming under each of them, mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance coverage required to be maintained by the terms of this Lease on the demised premises or in connection with the Shopping Center or activities conducted with the demised premises, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof. All policies of insurance required to be maintained by the parties hereunder shall contain waiver of subrogation provisions so long as the same are available.

SECTION 36. LIABILITY OF LANDLORD; EXCULPATION

      (a) Except with respect to any damages resulting from the gross negligence of Landlord, its agents, or employees, Landlord shall not be liable to Tenant, its agents, employees, or customers for any damages, losses, compensation, accidents, or claims whatsoever. The foregoing notwithstanding, it is expressly understood and agreed that nothing in this Lease contained shall be construed as creating any liability whatsoever against Landlord personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, or to keep, preserve or sequester any property of Landlord, and that all personal liability of Landlord, to the extent permitted by law, of every sort, if any, is hereby expressly waived by Tenant, and by every person now or hereafter claiming any right or security hereunder; and that so far as the parties hereto are concerned, the owner of any indebtedness or liability accruing hereunder shall look solely to the demised premises and the Shopping Center for the payment thereof.

      (b) If the Tenant obtains a money judgment against Landlord, any of its officers, directors, shareholders, partners, or their successors or assigns under any provisions of or with respect to this Lease or on account of any matter, condition or circumstance arising out of the relationship of the parties under this Lease, Tenant's occupancy of the building or Landlord's ownership of the Shopping Center, Tenant shall be entitled to have execution upon any such final, unappealable judgment only upon Landlord's fee simple or leasehold estate in the Shopping Center (whichever is applicable) and not out of any other assets of Landlord, or any of its officers, directors, shareholders or partners, or their successor or assigns; and Landlord shall be entitled to have any such judgment so qualified as to constitute a lien only on said fee simple or leasehold estate. Notwithstanding the above, Tenant shall have the right to offset any final, unappealable judgement against twenty five percent (25%) all rentals if not paid to Tenant by Landlord within thirty (30) days thereafter.

      (c) It is expressly agreed that nothing in this Lease shall be construed as creating any personal liability of any kind against the assets of any of the officers, directors, members, partners or shareholders of Tenant, or their successors and assigns (excluding fraud and/or negligence of any such individual beyond the scope of such individual's employment by Tenant).

SECTION 37. RIGHTS CUMULATIVE

      Unless expressly provided to the contrary in this Lease, each and every one of the rights, remedies and benefits provided by this Lease shall be cumulative and shall not be exclusive of any other of such rights, remedies and benefits or of any other rights, remedies and benefits allowed by law.

SECTION 38. MITIGATION OF DAMAGES

      Notwithstanding any of the terms and provisions herein contained to the contrary, Landlord and Tenant shall each have the duty and obligation to mitigate, in every reasonable manner, any and all damages that may or shall be caused or suffered by virtue of defaults under or violation of any of the terms and provisions of this Lease agreement committed by the other.

SECTION 39. SIGNS

      No signs, whether building, free-standing, pylon or other signs, shall be placed within the Shopping Center except as such sign shall comply with sign criteria established by Landlord and with the prior written consent of Landlord (not to be unreasonably withheld) after sign drawings have been submitted to Landlord by Tenant. Landlord represents that Tenant shall have exterior building and pylon signage.

SECTION 40. ENTIRE AGREEMENT

      This Lease shall constitute the entire agreement of the parties hereto; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect. This Lease cannot be changed, modified, or discharged orally but only by an agreement in writing signed by the party against whom enforcement of the change, modification or discharge is sought.

SECTION 41. LANDLORD'S LIEN - DELETED BY INTENTION

SECTION 42. BINDING UPON SUCCESSORS

      The covenants, conditions, and agreements made and entered into by the parties hereto shall be binding upon and inure to the benefit of their respective heirs, representatives, successor and assigns.

SECTION 43. HAZARDOUS SUBSTANCES

      During the term of this Lease, Tenant shall not suffer, allow, permit or cause the generation, accumulation, storage, possession, release or threat of release of any hazardous substance or toxic material, as those terms are used in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and any regulations promulgated thereunder, or any other present or future federal, state or local laws, ordinances, rules, and regulations. Tenant shall indemnify and hold Landlord harmless from any and all liabilities, penalties, demands, actions, costs and expenses (including without limitation reasonable attorney fees), remediation and response costs incurred or suffered by Landlord directly or indirectly arising directly from Tenant's tenancy. Such indemnification shall survive expiration or earlier termination of this Lease. At the expiration or sooner termination hereof, Tenant shall return the demised premises to Landlord in substantially the same condition as existed on the date of commencement hereof free of any hazardous substances in, on or from the demised premises. The Landlord hereby represents and warrants that: (i) it has not used, generated, discharged, released or stored any hazardous substances on, in or under the Shopping Center and has received no notice and has no knowledge of the presence in, on or under the Shopping Center of any such hazardous substances; (ii) to Landlord's knowledge there have never been any underground storage tanks at the Shopping Center, whether owned by the Landlord or its predecessors in interest; (iii) to Landlord's knowledge there have never been accumulated tires, spent batteries, mining spoil, debris or other solid waste (except for rubbish and containers for normal scheduled disposal in compliance with all applicable laws) in, on or under the Shopping Center; (iv) to Landlord's knowledge it has not spilled, discharged or leaked petroleum products other than de minimis quantities in connection with the operation of motor vehicles on the Shopping Center; (v) to Landlord's knowledge there has been no graining, filling or modification of wetlands (as defined by federal, state or local law, regulation or ordinance) at the Shopping Center; and (vi) to Landlord's knowledge there is no asbestos or asbestos-containing material in the leased premises. The representations and warranties set forth in this subparagraph shall apply to any contiguous or adjacent property owed by the Landlord. Landlord hereby indemnifies Tenant for any and all loss, cost, damage or expense to Tenant resulting from any misrepresentation or breach of the foregoing representations and warranties.

      If any such hazardous substances are discovered at the Shopping Center (unless introduced by the Tenant, its agents or employees) or if any asbestos or asbestos containing material is discovered in the leased premises, and removal, encapsulation or other remediation is required by applicable laws, the Landlord immediately and with all due diligence and at no expense to the Tenant shall take all measures necessary to comply with all applicable laws and to remove such hazardous substances or asbestos from the Shopping Center and/or encapsulate or remediate such hazardous substances or asbestos, which removal and/or encapsulation or remediation shall be in compliance with all environmental laws and regulations, and the Landlord shall repair and restore the Shopping Center at its expense. From the date such encapsulation, remediation and restoration is complete, the rent due hereunder shall be reduced by the same percentage as the percentage of the leased premises which, in the Tenant's reasonable judgement, cannot be safely, economically or practically used for the operation of the Tenant's business. Anything herein to the contrary notwithstanding, if in the Tenant's reasonable judgement, such removal, encapsulation, remediation and restoration cannot be completed within one hundred eighty (180) days or the same is not actually completed by Landlord within such one hundred eighty (180) day period following the date such hazardous substances or asbestos are discovered and such condition materially adversely affects Tenant's ability to conduct normal business operations in the premises, then the Tenant may terminate this Lease by written notice to the Landlord within thirty (30) days after such 180 day period, which notice shall be effective on Landlord's receipt thereof. Landlord shall comply with OSHA 29 CFR 1910.1001 (j) to notify tenants, including Tenant, of asbestos related activities in the leased premises and the Shopping Center including, but not limited to, selection of the certified/licensed asbestos abatement contractor, scope of the abatement work, and final clearance testing procedures and results.

SECTION 44. TRANSFER OF INTEREST

      If Landlord should sell or otherwise transfer its interest in the demised premises, upon an undertaking by the purchaser or transferee to be responsible for all the covenants and undertakings of Landlord, Tenant agrees that Landlord shall thereafter have no liability to Tenant under this Lease or any modifications or amendments thereof, or extensions thereof, except for such liabilities which might have accrued prior to the date of such sale or transfer of its interest by Landlord.

SECTION 45. ACCESS TO PREMISES

      Landlord and its representatives shall have free access to the demised premises at all reasonable times for the purpose of: (i) examining the same or to make any alterations or repairs to the demised premises that Landlord may deem necessary for its safety or preservation; (ii) exhibiting the demised premises for sale or mortgage financing; (iii) during the last three (3) months of the term of this Lease, for the purpose of exhibiting the demised premises and putting up the usual notice "to rent" which notice shall not be removed, obliterated or hidden by Tenant, provided, however, that any such action by Landlord shall cause as little inconvenience as reasonably practicable and such action shall not be deemed an eviction or disturbance of Tenant nor shall Tenant be allowed any abatement of rent, or damages for an injury or inconvenience occasioned thereby.

SECTION 46. HEADINGS

      The headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease.

SECTION 47. NON-WAIVER

      No payment by Tenant or receipt by Landlord or its agents of a lesser amount than the rent in this Lease stipulated shall be deemed to be other than on account of the stipulated rent nor shall an endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction and Landlord or its agents may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

SECTION 48. SHORT FORM LEASE

      This Lease shall not be recorded, but a short form lease, which describes the property herein demised, gives the term of this Lease and refers to this Lease, shall be executed by the parties hereto, upon demand of either party and such short form lease may be recorded by Landlord or Tenant at any time either deems it appropriate to do so. The cost and recording of such short form lease shall belong to the requesting party.

SECTION 49. ESTOPPEL CERTIFICATE

      At any time and from time to time upon not less than ten (10) business day's prior notice by Landlord or Tenant, the other party shall deliver a statement in writing addressed to the requesting party certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) whether the term has commenced and rent shall have become payable hereunder, and if so, the dates to which they have been paid,
(iii) whether or not, to such party's knowledge, the requesting party is in default in performance of any of the terms of this Lease, and if so, specifying such default of which it may have knowledge, (iv) whether Tenant has accepted possession of the leased premises, (v) whether either party has made any claim against the other under this Lease, and if so, the nature thereof, (vi) whether there exist any offset or defenses against enforcement of any of the terms of this Lease upon the part of Tenant to be performed, and if so, specifying the same; and (vii) such other matters as either party may reasonably request of the other.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

SIGNED AND ACKNOWLEDGED
IN THE PRESENCE OF:

                 LANDLORD:

                 JUBILEE-RICMOND, LLC,
                 an Ohio limited liability company

                 By Its Member:      JUBILEE LIMITED PARTNERSHIP,
                                     an Ohio limited partnership

                                     By: Schottenstein Professional Asset
                                     Management Corporation, its general partner

                                     By: /s/ Jay Schottenstein
                                         ---------------------
                                     Its:
                                          --------------------

/s/ Edward K. Arndt
-------------------
/s/ Barbara Pugh
-------------------

                 TENANT:

                 SHONAC CORPORATION DBA
                 DSW SHOE WAREHOUSE

                                     BY: /s/ John Rossler
                                         -----------------------
                                         John Rossler

/s/ Tracy L. Snow                   ITS: Executive V.P., COO
-----------------

/s/ Marry Arnholt
-----------------

STATE OF OHIO        :
                     :SS.
COUNTY OF FRANKLIN   :

     The foregoing instrument was acknowledged before me this 10th day of May, 2000, by Jay Schottenstein of Schottenstein Professional Asset Management Corporation, General Partner of Jubilee Limited Partnership, an Ohio limited partnership, Managing Member of Jubilee - Richmond LLC, an Ohio limited liability company, for and on behalf of said Ohio limited liability company.



                           BARBARA PUGH              /s/ Barbara Pugh
[NOTARIAL SEAL]    NOTARY PUBLIC, STATE OF OHIO      ------------------------
                MY COMMISSION EXPIRES JUNE 1, 2002   Notary Public

STATE OF OHIO        :
                     :SS.
COUNTY OF FRANKLIN   :

     The foregoing instrument was acknowledged before me this 11th day of May, 2000, by John Rossler of Shonac Corporation dba DSW Shoe Warehouse, for and on behalf of said corporation.


                                              /s/ Tracy L. Snow
                                              ------------------------
                                              Notary Public

                                                       Tracy L. Snow
                                               NOTARY PUBLIC-STATE OF OHIO
                                               My Commission Expires 3/15/01

                                  EXHIBIT "A"

                            [CIRCUIT CITY PLAZA MAP]

                                  EXHIBIT A-1
                            DESCRIPTION OF PROPERTY

LEGAL DESCRIPTION:

     SITUATED, LYING, AND BEING IN THE THREE CHOPT DISTRICT OF HENRICO COUNTY, VIRGINIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

     BEGINNING AT A POINT AT THE INTERSECTION OF THE NORTH LINE OF WEST BROAD STREET ROAD (U.S. ROUTE-250) AND THE EAST LINE OF GASKINS ROAD. THENCE ALONG THE NORTH LINE OF WEST BROAD STREET ROAD (U.S. ROUTE-250) IN AN EASTERLY DIRECTION 425.90' TO THE PLACE AND POINT OF BEGINNING (P.O.B.).

     THENCE LEAVING THE NORTH LINE OF WEST BROAD STREET ROAD (U.S. ROUTE-250) N 74'15'45" E, FOR A DISTANCE OF 53.35' TO A POINT;

     THENCE N 32'24'55" E, FOR A DISTANCE OF 92.89' TO A FOUND ROD DISTURBED;

     THENCE N 4'27'16" W, FOR A DISTANCE OF 17.50' TO A FOUND ROD;

     THENCE N 57'35'05" W, FOR A DISTANCE OF 120.90' TO A FOUND ROD;

     THENCE S 32'24'55" W, FOR A DISTANCE OF 19.40' TO A FOUND ROD;

     THENCE S 77'28'54" W, FOR A DISTANCE OF 3.83' TO A FOUND ROD;

     THENCE N 57'35'05" W, FOR A DISTANCE OF 27.44' TO A SET NAIL;

     THENCE N 32'17'42" E, FOR A DISTANCE OF 560.00' TO A FOUND ROD;

     THENCE S 57'35'05" E, FOR A DISTANCE OF 274.89' TO A FOUND ROD;

     THENCE S 32'24'55" W, FOR A DISTANCE OF 291.67' TO A FOUND NAIL;

     THENCE S 57'35'05" E, FOR A DISTANCE OF 33.44' TO A FOUND NAIL;

     THENCE S 32'24'55" W, FOR A DISTANCE OF 243.25' TO A FOUND ROD;

     THENCE N 57'35'05" W, FOR A DISTANCE OF 27.09' TO A SET ROD;

     THENCE N 61'21'56" W, FOR A DISTANCE OF 45.11' TO A FOUND ROD;

     THENCE N 57'35'05" W, FOR A DISTANCE OF 11.99' TO A FOUND ROD:

     THENCE S 69'17'07" W, FOR A DISTANCE OF 17.50' TO A FOUND ROD:

     THENCE S 32'24'55" W, FOR A DISTANCE OF 94.18' TO A FOUND ROD;

     THENCE S 9'23'05" E, FOR A DISTANCE OF 51.96' TO A FOUND NAIL ON THE NORTH LINE OF WEST BROAD STREET ROAD (U.S. ROUTE-250);

     THENCE ALONG THE NORTH LINE OF WEST BROAD STREET ROAD (U.S. ROUTE-250), N 57'27'07" W, FOR A DISTANCE OF 121.23' TO A FOUND LEAD HUB, BEING THE PLACE AND POINT OF BEGINNING (P.O.B.).

     TOGETHER WITH AND SUBJECT TO COVENANTS, EASEMENTS, AND RESTRICTIONS OF RECORD.

     SAID PROPERTY CONTAINS 3.795 ACRES; 165,317 SQ. FT. AND BEING HENRICO COUNTY PARCEL 48-3-27C.